                                                   ITEM 6.4

                                                   CONSENT OF HOULIHAN VALUATION
                                                   ADVISORS

                                CONSENT OF EXPERT

         I hereby consent to the reference to my company under the caption "Certain Relationships and Related Transactions" in the Prospectus contained in this Registration Statement.


                                       /s/ Frederic L. Jones, President
                                       ---------------------------------------
                                       Houlihan Valuation Advisors


Dated:   July 7, 1997
         Salt Lake City, Utah